UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) February 16, 2017
NORDSTROM, INC.
(Exact name of registrant as specified in its charter)

Washington	001-15059	91-0515058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1617 Sixth Avenue, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code (206) 628-2111
Inapplicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 16, 2017, Enrique Hernandez, Jr. notified Nordstrom, Inc.  (the “Company”) that, after 20 years of service, he would not be seeking re-election to the Board of Directors of the Company at the 2017 Annual Meeting of Shareholders, which will be held on May 16, 2017. Mr. Hernandez’s decision not to pursue re-election was solely for personal reasons and not due to a disagreement with the Company’s management or the Board of Directors. Mr. Hernandez will continue to serve as a director of the Company until the expiration of his term at the 2017 Annual Meeting of Shareholders.
In its acceptance of Mr. Hernandez’s decision not to seek re-election, the Company expressed its gratitude and appreciation to Mr. Hernandez for his 20 years of service, which included serving 5 years as lead director and 10 years as Chairman and Presiding Director.
On February 17, 2017, the Company issued a press release regarding Mr. Hernandez’s decision not to seek re-election. A copy of the Company’s press release is attached as Exhibit 99.1 and is incorporated herein by reference.

ITEM 8.01 Other Events
On February 17, 2017, Nordstrom, Inc. issued a press release announcing that its Board of Directors has authorized a $500 million share repurchase program and has approved a quarterly dividend. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
ITEM 9.01 Financial Statements and Exhibits

99.1	Press release of Nordstrom, Inc., dated February 17, 2017.
99.2	Press release of Nordstrom, Inc., dated February 17, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.
(Registrant)

/s/ Robert B. Sari
Robert B. Sari
Executive Vice President,
General Counsel and Corporate Secretary

Date: February 21, 2017

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

99.1	Press release of Nordstrom, Inc., dated February 17, 2017.
99.2	Press release of Nordstrom, Inc., dated February 17, 2017.